SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
September 25, 2002

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

     Registrant’s telephone number, including area code (905) 863-0000.

SIGNATURES

Item 5. Other Events

On September 25, 2002, Nortel Networks Corporation issued a press release announcing that it now expects revenues from continuing operations in the third quarter of 2002 to be lower than second quarter 2002 revenues from continuing operations by approximately 15%. This compares to its previously stated guidance of expected sequentially lower revenues in the third quarter of 2002 of “up to approximately 10%”. Further deterioration in spending by service providers, generally in the United States and for wireless networks in Asia, has resulted in the revised outlook.

Despite the current revenue outlook, Nortel Networks Corporation continues to expect that the impact of its ongoing restructuring will result in a lower cost structure in the third quarter of 2002. Factoring the uncertainty about the timing of a meaningful recovery in the telecom market into its quarterly review procedures regarding the potential realization of the income tax assets on its balance sheet, Nortel Networks Corporation at this time anticipates recognizing significantly lower than expected income taxes against its loss for the third quarter.

In addition, Nortel Networks continues to assess its overall liquidity needs and expects to enter into discussions with its banks regarding its existing credit facilities (all of which are currently undrawn).

Nortel Networks Corporation owns all of the Registrant’s common shares, and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and the Registrant with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and the Registrant disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

	By:	/s/ Deborah J. Noble Deborah J. Noble Corporate Secretary

	By:	/s/ Douglas C. Beatty Douglas C. Beatty Chief Financial Officer

Dated: September 26, 2002